UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2017

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ		08037
(Address of principal executive offices)		(Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 15, 2017, South Jersey Industries, Inc., a New Jersey corporation (the “Company”), entered into an Asset Purchase Agreement (the “Elizabethtown Purchase Agreement”) with Pivotal Utility Holdings, Inc., a New Jersey corporation (“Seller”), pursuant to which (i) Seller will sell to the Company the assets of the Elizabethtown Gas operating division of Seller (the “Elizabethtown Business”) and (ii) the Company will assume certain liabilities of the Elizabethtown Business, for an aggregate purchase price equal to $1.69 billion in cash, subject to certain adjustments for the net working capital of the Elizabethtown Business as set forth in the Elizabethtown Purchase Agreement.

The Elizabethtown Purchase Agreement contains customary representations, warranties and covenants of Seller (regarding the Elizabethtown Business) and the Company.  The consummation of the transactions contemplated by the Elizabethtown Purchase Agreement is subject to certain conditions, including without limitation: (i) receipt of approval of the New Jersey Board of Public Utilities; (ii) the absence of any law or order enacted or issued by any governmental entity prohibiting or preventing the consummation of the transactions contemplated by the Elizabethtown Purchase Agreement; (iii) the expiration or termination of any waiting period applicable to the transactions contemplated by the Elizabethtown Purchase Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain regulatory approvals; (iv) the accuracy of the parties’ representations and warranties; (v) the absence of a Material Adverse Effect (as defined in the Elizabethtown Purchase Agreement); and (vi) the compliance by the parties with their respective covenants, obligations and agreements under the Elizabethtown Purchase Agreement.  The consummation of the transactions contemplated by the Elizabethtown Purchase Agreement is not subject to a financing condition.

The Elizabethtown Purchase Agreement provides that Seller and/or the Company may terminate the Elizabethtown Purchase Agreement under certain circumstances, including (i) by mutual written consent of the Company and Seller; (ii) by either the Company or Seller for certain breaches of the Elizabethtown Purchase Agreement that are not cured; (iii) by either the Company or Seller if the transactions are not consummated on or before the date that is 12 months following the date of the Elizabethtown Purchase Agreement, subject to a three month extension in certain circumstances; or (iv) by the Company or Seller if any governmental entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the Elizabethtown Purchase Agreement.  If the Elizabethtown Purchase Agreement is terminated under certain circumstances, the Company will be required to pay Seller a termination fee of $80,000,000.

On October 15, 2017, the Company entered into a commitment letter (the “Commitment Letter”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, TD Securities (USA) LLC and Guggenheim Securities, LLC (collectively, the “Arrangers”), and certain of their affiliates, pursuant to which the Arrangers have agreed to arrange, and certain of their affiliates have committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a 364-day $2.6 billion senior unsecured bridge facility (the “Bridge Facility,” and the provision of such funds as set forth in the Commitment Letter, the “Bridge Financing”).  The Bridge Facility is available to finance the transactions contemplated by the Elizabethtown Purchase Agreement and to pay fees and expenses related thereto to the extent that the Company does not finance such consideration and fees and expenses through available cash on hand and the issuance of new debt and/or equity.  The Arrangers’ and their affiliates’ commitments to provide the Bridge Financing are subject to certain customary closing conditions.  The Bridge Facility will contain certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, and certain conditions and events of default that are customarily required for similar financings.

The foregoing description of the Elizabethtown Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Elizabethtown Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Elizabethtown Purchase Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Elizabethtown Business, Seller, the Company or any of their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Elizabethtown Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Elizabethtown Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Elizabethtown Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Elizabethtown Purchase Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Seller, the Company or any of their respective subsidiaries or affiliates.  Additionally, the representations, warranties, covenants, conditions and other terms of the Elizabethtown Purchase Agreement may be subject to subsequent waiver or modification.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Elizabethtown Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Elizabethtown Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Elkton Gas Purchase Agreement

In connection with the transactions contemplated by the Elizabethtown Purchase Agreement, the Company entered into an Asset Purchase Agreement (the “Elkton Purchase Agreement” and, together with the Elizabethtown Purchase Agreement, the “Purchase Agreements”) with Seller, pursuant to which (i) Seller will sell to the Company the assets of the Elkton Gas operating division of Seller (the “Elkton Business”) and (ii) the Company will assume certain liabilities of the Elkton Business, for an aggregate purchase price equal to $10 million in cash, subject to certain adjustments for the net working capital of the Elkton Business as set forth in the Elkton Purchase Agreement.  The consummation of the transactions contemplated by the Elkton Purchase Agreement is subject to certain conditions, including without limitation, the consummation of transactions contemplated by the Elizabethtown Purchase Agreement.  If the Elizabethtown Purchase Agreement is terminated under certain circumstances, the Company will be required to pay Seller a termination fee of $500,000.

Item 7.01.	Regulation FD

On October 16, 2017, the Company issued a press release announcing the execution of the Purchase Agreements.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.  Additionally, on October 16, 2017, the Company disseminated an investor presentation to be used in connection with a conference call to be held with investors discussing the proposed transactions. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of October 15, 2017, by and between Pivotal Utility Holdings, Inc. and South Jersey Industries, Inc.
99.1	Press Release issued by South Jersey Industries, Inc. on October 16, 2017.
99.2	Investor Presentation dated October 16, 2017.

EXHIBIT INDEX
Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of October 15, 2017, by and between Pivotal Utility Holdings, Inc. and South Jersey Industries, Inc.
99.1	Press Release issued by South Jersey Industries, Inc. on October 16, 2017.
99.2	Investor Presentation dated October 16, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOUTH JERSEY INDUSTRIES, INC.

Date: October 16, 2017	By:	/s/ Stephen H. Clark
		Name:	Stephen H. Clark
		Title:	Executive Vice President and Chief
Financial Officer